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Exhibit 4.2

SIXTH SUPPLEMENTAL INDENTURE

        SIXTH SUPPLEMENTAL INDENTURE, effective as of April 27, 2004 (the "Supplemental Indenture"), by and among REGAL CINEMAS CORPORATION, a Delaware corporation (the "Company"), each of the Guarantors party hereto (the "Guarantors"), and U.S. BANK NATIONAL ASSOCIATION, as trustee ("Trustee"), to the Indenture, dated as of January 29, 2002 among the Company, the Guarantors and the Trustee, as amended by the First Supplemental Indenture dated as of April 17, 2002, the Second Supplemental Indenture dated as of April 17, 2002, the Third Supplemental Indenture dated as of November 28, 2002, the Fourth Supplemental Indenture dated as of March 27, 2003, and the Fifth Supplemental Indenture dated as of June 6, 2003 (the "Indenture").

  W I T N E S S E T H:

        WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 9 3/8% Senior Subordinated Notes due 2012 (the "Notes") of the Company.

        WHEREAS, Section 9.2 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (the "Requisite Consents"), enter into a supplemental indenture for the purpose of amending the Indenture.

        WHEREAS, the Company has offered to purchase for cash (the "Offer") any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated April 15, 2004 (together with any extensions, supplements or amendments, the "Statement"), and the accompanying Letter of Transmittal (together with any extensions, supplements or amendments, the "Letter of Transmittal and Consent") and solicited consents (the "Consent Solicitation") of the holders of the Notes to certain amendments to the Indenture, which require the Requisite Consents (the "Proposed Amendments").

        WHEREAS, the Company has received the Requisite Consents to effect the Proposed Amendments under the Indenture.

        WHEREAS, the Company and the Guarantors have been authorized by their respective Boards of Directors to enter into this Supplemental Indenture.

        WHEREAS, pursuant to Section 9.2 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Company, the Guarantors and the Trustee hereby agree as follows:

1.     DELETION OF CERTAIN PROVISIONS

        Pursuant to the terms of the Statement and Letter of Transmittal and Consent and the receipt of the Requisite Consents, the Indenture is hereby amended to delete the following sections and subsections in their entirety and, in the case of each such section or subsection, insert in lieu thereof the phrase ["Intentionally Omitted"], and any and all references to such sections and subsections, any and all obligations thereunder and any event of default related solely to the following sections are hereby deleted throughout the Indenture, and such sections, subsections and references shall be of no further force or effect:

  (1)
  Section 4.3 entitled "SEC Reports and Reports to Holders";

  (2)
  Section 4.4 entitled "Compliance Certificate"

  (3)
  Section 4.5 entitled "Taxes";

  (4)
  Section 4.6 entitled "Stay, Extension and Usury Laws";

  (5)
  Section 4.7 entitled "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock";

  (6)
  Section 4.8 entitled "Limitation on Liens";

  (7)
  Section 4.9 entitled "Limitation on Restricted Payments";

  (8)
  Section 4.10 entitled "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries";

  (9)
  Section 4.11 entitled "Limitation on Lines of Business";

  (10)
  Section 4.12 entitled "Limitation on Transactions With Affiliates";

  (11)
  Section 4.13 entitled "Limitation on Sale of Assets and Subsidiary Stock";

  (12)
  Section 4.14 entitled "Repurchase of Notes at the Option of the Holder Upon a Change of Control";

  (13)
  Section 4.15 entitled "Limitation on Layering Indebtedness";

  (14)
  Section 4.16 entitled "Subsidiary Guarantors";

  (15)
  Section 4.17 entitled "Limitation on Status as Investment Company";

  (16)
  Section 4.18 entitled "Maintenance of Properties and Insurance";

  (17)
  Section 4.19 entitled "Corporate Existence";

  (18)
  Subsections (3) and (4) of Section 5.1 entitled "Merger, Consolidation or Sale of Assets"; and

  (19)
  Subsection (3), (4), (5), (6), (7) and (8) of Section 6.1 entitled "Events of Default".

2.     OTHER AMENDMENTS TO THE INDENTURE

        All definitions in the Indenture that are used exclusively in the sections, subsections and clauses deleted pursuant to Section 1 of this Supplemental Indenture are hereby deleted.

3.     EFFECTIVENESS; OPERATIVENESS

        Sections 1 and 2 of this Supplemental Indenture shall become effective and binding upon the Company, the Guarantors, the Trustee and the holders of Notes immediately upon its execution and delivery and shall become operative on and simultaneously with the acceptance for purchase by the Company of at least a majority in aggregate principal amount of the outstanding Notes; provided, however that this Supplemental Indenture shall cease to be operative if the Company fails to purchase outstanding Notes comprising at least the Requisite Consents prior to the termination of the Offer.

4.     MISCELLANEOUS

        4.1.    Ratification of Indenture; Supplemental Indenture as Part of Indenture.    Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

        4.2.    New York Law to Govern.    THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULE 327(b).

        4.3.    Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        4.4.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        4.5.    Entire Agreement.    This Supplemental Indenture, together with the Indenture as amended hereby, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

        4.6.    Benefits of Supplemental Indenture.    Nothing in this Supplemental Indenture or the Indenture, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture or the Supplemental Indenture.

        4.7.    Defined Terms.    Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

        4.8.    Trust Indenture Act Controls.    If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "Act"), as in force at the date this Supplemental Indenture is executed, the provision required by the Act shall control.

        4.9.    Severability.    In case any one or more of the provisions of this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the day and year first above written.

Company:
REGAL CINEMAS CORPORATION
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
Guarantors:
REGAL CINEMAS, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
REGAL CINEMAS HOLDINGS, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
REGAL CINEMAS GROUP, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
R.C. COBB, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
COBB FINANCE CORP.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:

REGAL INVESTMENT COMPANY
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
ACT III CINEMAS, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
ACT III THEATRES, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
ACT III INNER LOOP THEATRES, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
A 3 THEATRES OF TEXAS, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
A 3 THEATRES OF SAN ANTONIO, LTD
By:	A 3 Theatres of Texas, Inc., as General Partner
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
GENERAL AMERICAN THEATRES, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:

BROADWAY CINEMA, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
TEMT ALASKA, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
J.R. CINEMAS, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
EASTGATE THEATRE, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
EDWARDS THEATRES, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
FLORENCE THEATRE CORPORATION
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
MORGAN EDWARDS THEATRE CORPORATION
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:

UNITED CINEMA CORPORATION
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
REGAL CINEMEDIA CORPORATION
By:
/s/ KURT C. HALL Name: Kurt C. Hall Title: President & CEO
HOYTS CINEMAS CORPORATION
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
INTERSTATE THEATRES CORPORATION
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
FREDERICK PLAZA CINEMA, INC.
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
UNITED ARTISTS THEATRE GROUP, LLC
By:
/s/ MICHAEL L. CAMPBELL Name: Michael L. Campbell Title:
Trustee:
U.S. BANK NATIONAL ASSOCIATION
By:
/s/ RICHARD H. PROKOSCH Name: Richard H. Prokosch Title: Vice President

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  Exhibit 4.2
SIXTH SUPPLEMENTAL INDENTURE